For further information:
Dennis Klaeser, CFO
PrivateBancorp, Inc.
312-683-7100

For Immediate Release

PrivateBancorp Reports Earnings Per Share of $0.46

Earnings per share up 24 percent over third quarter 2005

Chicago, IL, October 16, 2006--- PrivateBancorp, Inc. (NASDAQ: PVTB) today reported earnings of $0.46 per diluted share for the third quarter 2006 compared to third quarter 2005 earnings per diluted share of $0.37, an increase of 24 percent. Net income for the third quarter 2006 was $9.8 million compared to third quarter 2005 net income of $7.9 million. For the nine months ended September 30, 2006, net income was $28.8 million, or $1.34 per diluted share, compared to net income of $22.7 million, or $1.07 per diluted share, for the nine months ended September 30, 2005, a 25 percent increase in diluted earnings per share between periods. Third quarter earnings include the impact of net securities gains of $1.2 million, a loss of $904,000 on an interest rate swap, and $615,000 of expenses associated with the relocation of our headquarters. The combined effect of these items decreased our diluted earnings per share by $0.01 for the third quarter.

“PrivateBancorp continued its trend of strong earnings growth based on solid operating progress during the third quarter. We experienced strong deposit and loan growth while adhering to our high credit standards. During the third quarter, we successfully relocated our headquarters into larger offices that will better serve our long-term growth needs,” said Ralph B. Mandell, Chairman, President and CEO. “In addition, we have taken other steps during the quarter to facilitate the Company’s future growth. Notably, in early August, we announced that we had agreed to acquire Piedmont Bancshares, Inc., the holding company for Piedmont Bank of Georgia, marking our initial expansion outside of the Midwest. This transaction, which is expected to close during the fourth quarter, will allow us to extend our unique brand of private banking to the fast-growing Atlanta market.”

For the third quarter 2006, net interest income totaled $30.0 million compared to third quarter 2005 net interest income of $26.3 million, primarily due to asset growth more than offsetting a decrease in net interest margin. Net interest margin (on a tax equivalent basis) was 3.47 percent in the third quarter 2006, down from 3.53 percent in the prior year third quarter and 3.55 percent in the second quarter 2006. During the third quarter 2006, the yield on average interest earning assets increased by 20 basis points while total cost of funds increased by 33 basis points from the second quarter 2006.

The third quarter 2006 provision for loan losses was $1.5 million compared to $2.0 million in the prior year third quarter and $2.4 million in the second quarter 2006. The decrease in the provision reflects a low level of non-accrual loans as well as a sequential decrease in charge-offs and non-performing loans. The allowance for loan losses as a percentage of total loans was 1.11 percent as of September 30, 2006, down from 1.13 percent at June 30, 2006 and from 1.15 percent at September 30, 2005. At September 30, 2006, nonperforming loans as a percentage of total loans were 0.06 percent, compared to 0.05 percent at September 30, 2005, and down from 0.10 percent at June 30, 2006.

Third quarter 2006 non interest income of $5.9 million was 9 percent higher than third quarter 2005 non interest income of $5.5 million. The growth in non interest income as compared to the prior year third quarter was driven primarily by growth in wealth management income and other income, partially offset by a decrease in mortgage banking income. Wealth management fee income increased to $3.5 million for the third quarter 2006, up from $2.6 million in the third quarter 2005 and down slightly from $3.6 million in the second quarter 2006. Wealth management assets under management increased 35 percent to $2.8 billion at September 30, 2006 compared to $2.1 billion at September 30, 2005 and up $93.9 million from $2.7 billion at June 30, 2006. Mortgage banking income fell to $0.8 million for the third quarter 2006 compared to $1.3 million for the third quarter 2005, and $1.0 million during the second quarter 2006.

For the three months ended September 30, 2006, securities gains of $1.2 million combined with net losses of $904,000 from an interest rate swap resulted in a $308,000 gain that also affected our non interest income. For the third quarter 2005, a $644,000 gain from an interest rate swap combined with securities losses of $249,000 resulted in $395,000 of other income. During the quarter, the Company retired its investment in the interest rate swap derivative.

2

Non interest expense increased to $20.0 million in the third quarter 2006 from $17.2 million in the prior year quarter and $18.9 million in the second quarter 2006, reflecting increases in personnel, professional fees, wealth management fees and occupancy expenses. During the quarter, the Company moved its downtown Chicago headquarters into a larger facility. Approximately $615,000 of expenses was recognized in conjunction with the move during the quarter. These expenses are spread across the occupancy expense, marketing expense, professional fees and other expense categories, and we expect all of these expense categories to decrease in the fourth quarter.

For the quarter and nine months ended September 30, 2006, $0.02 and $0.06 per share, respectively, of options expense were recognized. Financial results for the quarter and nine months ended September 30, 2005 include $0.03 and $0.09 per share, net of tax, respectively, of options expense that is recognized as a result of the modified retrospective application of SFAS 123R, Share-Base Payment, which the Company adopted effective January 1, 2006. Option expense is expected to be $0.03 per share in the fourth quarter of 2006 resulting in $0.09 of total option expense for the full year 2006 compared to $0.12 of options expense for 2005.

The Company continues to add experienced managing directors to support continued growth. Full-time equivalent employees at quarter’s end increased to 421 from 366 at September 30, 2005 and from 409 at June 30, 2006. At September 30, 2006, the Company had 129 managing directors compared to 109 at September 30, 2005 and 126 managing directors at June 30, 2006. The efficiency ratio was 53.9 percent in the third quarter 2006 compared to 52.2 percent in the prior year quarter and 50.3 percent in the second quarter 2006. The higher ratio is primarily attributable to the aforementioned headquarters relocation costs.

Total assets were $3.9 billion at September 30, 2006, an increase of 16 percent from $3.3 billion at September 30, 2005, and an increase of 6 percent from $3.7 billion at June 30, 2006. At September 30, 2006, total loans were $3.1 billion, an increase of 30 percent from $2.4 billion at September 30, 2005 and up 6 percent from $3.0 billion at June 30, 2006. Although the Company has benefited from strong loan growth across the geographic markets it serves, growth in the third quarter was fueled especially by growth in the Michigan and Chicago-area markets.

3

Investment securities were $458.9 million at September 30, 2006, down from $499.8 million at June 30, 2006 and $720.1 million at September 30, 2005. The decrease in the investment portfolio from the prior year quarter’s end was due primarily to the redemption of Federal Home Loan Bank of Chicago (“FHLB (Chicago)”) stock held by the Company in conjunction with its May, 2006 withdrawal of membership from the FHLB (Chicago).

Total deposits were $3.2 billion at September 30, 2006, up 26 percent from $2.6 billion at September 30, 2005 and up 4 percent from $3.1 billion at June 30, 2006. Core deposits, defined as total deposits less brokered deposits, increased 23 percent to $2.5 billion compared to $2.0 billion at September 30, 2005, and were up $140.4 million, or 6 percent, from $2.4 billion at June 30, 2006. Brokered deposits were $720.7 million at September 30, 2006, up 36 percent from $528.7 million at September 30, 2005 and down $27.3 million, or 4 percent, from $748.0 million at June 30, 2006. Funds borrowed decreased 44 percent to $235.9 million at September 30, 2006 from $417.7 million at September 30, 2005, but were up 77 percent from $133.2 million at June 30, 2006.

PrivateBancorp, Inc. was organized in 1989 to provide distinctive, highly personalized premium financial services primarily to privately held businesses, affluent individuals, wealthy families, professionals, entrepreneurs and real estate investors for their personal and professional interests. The Company uses a European tradition of “private banking” as a model to develop lifetime relationships with its clients. Utilizing a team of highly qualified managing directors, The PrivateBank tailors products and services to meet each client’s needs in personal and commercial banking services and wealth management services. The Company, which had assets of $3.9 billion as of September 30, 2006, has 14 offices located in the Chicago, Detroit, Milwaukee, and St. Louis metropolitan areas. On August 3, 2006, the Company announced it had signed a definitive agreement to acquire Piedmont Bancshares, Inc., the holding company for Piedmont Bank of Georgia, Atlanta, Georgia.

Additional information can be found in the Investor Relations section of PrivateBancorp, Inc.’s website at www.pvtb.com.

4

Forward-Looking Statements: Statements contained in this news release that are not historical facts may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to, unanticipated difficulties or delays in obtaining the requisite shareholder or regulatory approval for the pending acquisition of Piedmont Bancshares, higher than expected costs related to the transaction, fluctuations in market rates of interest and loan and deposit pricing, deterioration in asset quality due to an economic downturn in the greater Chicago, Detroit, Milwaukee or St. Louis metropolitan areas, legislative or regulatory changes, adverse developments in the Company’s loan or investment portfolios, slower than anticipated growth of the Company’s or Piedmont’s business or unanticipated business declines, unforeseen difficulties in the continued integration of The PrivateBank - Michigan or higher than expected operational costs, unexpected difficulties in the continued integration of or in operating our mortgage banking business, competition and the possible dilutive effect of potential acquisitions, expansion or future capital raises. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update publicly any of these statements in light of future events unless required under the federal securities laws.

Additional Information About the Proposed Merger with Piedmont Bancshares, Inc.

PrivateBancorp has filed a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”), which has not yet been declared effective, in connection with the proposed transaction. The registration statement includes a proxy statement of Piedmont that also constitutes a prospectus of PrivateBancorp, which, when available, will be sent to the shareholders of Piedmont seeking their approval of the merger and the other transactions contemplated thereby. Piedmont shareholders are advised to read the proxy statement/prospectus when it becomes available because it will contain important information about PrivateBancorp, Piedmont and the proposed transaction. When available, this document and other relevant documents relating to the merger filed by PrivateBancorp can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing PrivateBancorp’s website at www.pvtb.com under the tab “Investor Relations”. Alternatively, these documents can be obtained free of charge from PrivateBancorp upon request to PrivateBancorp, Inc., Secretary, 70 West Madison, Suite 900, Chicago, Illinois 60602 or by calling (312) 683-7100, or to Piedmont Bancshares, Inc., Attention: President, 3423 Piedmont Road, Suite 225, Atlanta, Georgia 30305, or by calling (404) 926-2400.

5

Participants in the Transaction

PrivateBancorp, Piedmont and certain of their respective directors and executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from shareholders of Piedmont in connection with the proposed merger. Information about these participants will be included in the proxy statement/prospectus regarding the proposed merger when it becomes available.

This press release shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Editor’s Note: Financial highlights attached.

6

Consolidated Balance Sheets
(dollars in thousands except per share data)

	09/30/06	12/31/05	09/30/05
	unaudited		unaudited
Assets
Cash and due from banks	$91,026	$47,736	$43,246
Short-term investments	33,565	14,133	11,179
Investment securities: available-for-sale	458,869	695,151	720,055
Loans held for sale	7,719	5,269	9,104

Loans	3,136,634	2,608,067	2,421,725
Allowance for loan losses	(34,693)	(29,388)	(27,884)
Net loans	3,101,941	2,578,679	2,393,841

Premises and equipment, net	19,825	11,754	9,798
Goodwill	63,176	63,176	63,160
Other assets	100,771	81,410	78,313
Total Assets	$3,876,892	$3,497,308	$3,328,696

Liabilities
Non-interest bearing deposits	$280,478	$252,625	$261,808
Interest bearing deposits	2,958,344	2,570,757	2,310,426
Total deposits	3,238,822	2,823,382	2,572,234

Funds borrowed	235,858	296,980	417,664
Long-term debt - trust preferred securities	98,000	98,000	78,000
Other liabilities	36,016	40,317	29,995
Total Liabilities	3,608,696	3,258,679	3,097,893

Stockholders' Equity
Common stock and additional paid-in-capital	148,948	142,649	141,306
Treasury stock	(3,830)	(2,728)	(2,635)
Retained earnings	116,278	91,274	83,971
Accumulated other comprehensive income	6,800	7,434	8,161
Total Stockholders' Equity	268,196	238,629	230,803

Total Liabilities and
Stockholders' Equity	$3,876,892	$3,497,308	$3,328,696

Book Value Per Share	$12.87	$11.64	$11.26

Note 1: Certain reclassifications have been made to prior period statements to place them on a basis comparable with the current period financial statements.
Note 2: All previously reported data has been restated to reflect the adoption of SFAS No. 123(R), “Share Based Payment”

Consolidated Statements of Income
(dollars in thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
	unaudited	unaudited	unaudited	unaudited
Interest Income
Interest and fees on loans	$60,361	$39,580	$164,398	$94,369
Interest on investment securities	6,320	9,093	22,356	27,734
Interest on short-term investments	116	166	402	293
Total Interest Income	66,797	48,839	187,156	122,396

Interest Expense
Interest on deposits	32,804	16,811	86,637	41,649
Interest on borrowings	2,398	4,387	8,253	9,611
Interest on long-term debt - trust preferred securities	1,555	1,377	4,589	2,453
Total Interest Expense	36,757	22,575	99,479	53,713

Net Interest Income	30,040	26,264	87,677	68,683
Provision for loan losses	1,494	2,046	6,129	4,848
Net Interest Income After Provision	28,546	24,218	81,548	63,835

Non Interest Income
Wealth management income	3,477	2,627	10,240	7,174
Mortgage banking income	804	1,284	2,532	3,102
Other income	1,351	1,165	5,106	2,915
Net securities (losses) gains	1,212	(249)	(373)	691
Gains (losses) on interest rate swap	(904)	644	64	152
Total Non Interest Income	5,940	5,471	17,569	14,034

Non Interest Expense
Salaries and benefits	10,864	10,011	31,725	25,634
Occupancy expense	2,639	1,963	7,022	5,505
Professional fees	1,866	1,272	4,837	3,285
Wealth management fees	774	308	1,979	735
Marketing	1,159	1,150	3,154	2,409
Data processing	788	803	2,318	2,012
Amortization of intangibles	152	156	459	255
Insurance	349	275	982	808
Other operating expenses	1,420	1,221	4,027	3,209
Total Non Interest Expense	20,011	17,159	56,503	43,852

Minority interest expense	85	82	248	231
Income Before Income Taxes	14,390	12,448	42,366	33,786
Income tax expense	4,596	4,542	13,572	11,116
Net Income	$9,794	$7,906	$28,794	$22,670

Weighted Average Shares Outstanding	20,581,504	20,408,238	20,519,959	20,129,908
Diluted Average Shares Outstanding	21,440,343	21,373,287	21,413,356	21,037,915

Earnings Per Share
Basic	$0.48	$0.39	$1.40	$1.13
Diluted	$0.46	$0.37	$1.34	$1.07

Note 1: Certain reclassifications have been made to prior period statements to place them on a basis comparable with the current period financial statements.
Note 2: All previously reported data has been restated to reflect the adoption of SFAS No. 123(R), “Share Based Payment”

Key Financial Data
Unaudited
(dollars in thousands except per share data)

	3Q06	2Q06	1Q06	4Q05	3Q05
Key Statistics
Net income	$9,794	$10,013	$8,987	$8,242	$7,906
Basic earnings per share	$0.48	$0.48	$0.44	$0.40	$0.39
Diluted earnings per share	$0.46	$0.47	$0.42	$0.39	$0.37

Return on average total assets	1.04%	1.10%	1.03%	0.97%	0.97%
Return on average total equity	15.25%	16.45%	15.21%	14.44%	14.01%
Dividend payout ratio	12.96%	12.65%	14.06%	11.41%	11.91%
Fee revenue as a percent of total revenue (1)	15.79%	19.48%	15.32%	15.07%	16.20%
Wealth management assets under management	2,780,121	2,686,255	2,716,599	2,436,766	2,061,510

Non-interest income to average assets	0.63%	0.73%	0.57%	0.58%	0.67%
Non-interest expense to average assets	2.13%	2.08%	2.01%	2.20%	2.10%
Net overhead ratio (2)	1.50%	1.35%	1.44%	1.62%	1.43%
Efficiency ratio (3)	53.9%	50.3%	51.7%	55.7%	52.2%

Net interest margin
Fed funds sold & other short-term investments	6.40%	5.02%	4.81%	4.61%	3.59%
Investment Securities (taxable)	5.50%	5.75%	4.88%	5.02%	4.96%
Investment Securities (non-taxable)	6.88%	6.90%	6.91%	6.91%	6.96%
Loans, net of unearned discount	7.83%	7.64%	7.39%	7.14%	6.76%
Yield on average earning assets	7.59%	7.39%	7.00%	6.79%	6.44%
Interest bearing deposits	4.53%	4.21%	3.84%	3.45%	3.04%
Funds borrowed	5.20%	4.58%	4.24%	4.04%	3.66%
Trust preferred securities	6.21%	6.17%	6.14%	7.00%	7.06%
Cost of average interest-bearing liabilities	4.62%	4.29%	3.96%	3.64%	3.26%
Net interest spread (4)	2.97%	3.10%	3.04%	3.15%	3.18%
Net interest margin (5)	3.47%	3.55%	3.45%	3.55%	3.53%

Tax equivalent adjustment to net interest income (6)	$1,166	$1,173	$1,174	$1,143	$1,132

(1)	Represents wealth management, mortgage banking and other income as a percentage of the sum of net interest income and wealth management, mortgage banking and other income.
(2)	Non-interest expense less non-interest income divided by average total assets.
(3)	Non-interest expense divided by the sum of net interest income, on a tax equivalent basis, plus non-interest income.
(4)	Yield on average interest-earning assets less rate on average interest-bearing liabilities.
(5)	Net interest income, on a tax equivalent basis, divided by average interest-earning assets.
(6)
The company adjusts GAAP reported net interest income by the tax equivalent adjustment amount to account for the tax attributes on federally tax exempt municipal securities. For GAAP purposes, tax benefits associated with federally tax exempt municipal securities are recorded as a benefit in income tax expense. The following table reconciles reported net interest income to net interest income on a tax equivalent basis for the periods presented:

	Reconciliation of net interest income to net interest income on a tax equivalent basis
	3Q06	2Q06	1Q06	4Q05	3Q05
Net interest income	$30,040	$29,862	$27,775	$27,717	$26,264
Tax equivalent adjustment to net interest income	1,166	1,173	1,174	1,143	1,132
Net interest income, tax equivalent basis	$31,206	$31,035	$28,949	$28,860	$27,396

Note: All previously reported data has been restated to reflect the adoption of SFAS No. 123(R), “Share Based Payment”

Key Financial Data
Unaudited
(dollars in thousands except per share data)

	3Q06		2Q06		1Q06		4Q05		3Q05
Balance Sheet Ratios
Loans to Deposits (period end)	96.84%		94.57%		94.78%		92.37%		94.15%

Average interest-earning assets to average interest-bearing liabilities	112.2		111.9		111.2		112.0		111.7

Per Share Data
Dividends	$0.060		$0.060		$0.060		$0.045		$0.045
Book value (period end)	$12.87		$12.22		$11.86		$11.64		$11.26
Tangible book value (period end) (1)	$9.59		$8.92		$8.55		$8.46		$7.90

Share Price Data (period end)
Closing Price	$45.72		$41.41		$41.49		$35.57		$34.28
Diluted earnings multiple (2)	25.05	x	21.97	x	24.36	x	22.99	x	23.35	x
Book value multiple	3.55	x	3.39	x	3.50	x	3.05	x	3.04	x

Common Stock Information
Outstanding shares at end of period	20,842,083		20,769,859		20,729,339		20,491,934		20,490,119

Number of shares used to compute:
Basic earnings per share	20,581,504		20,659,566		20,561,694		20,427,363		20,408,238
Diluted earnings per share	21,440,343		21,523,387		21,424,810		21,410,469		21,373,287

Capital Ratios (period end) (3):
Total equity to total assets	6.92%		6.95%		6.70%		6.82%		6.91%
Total risk-based capital ratio	10.64%		10.66%		10.51%		10.65%		10.25%
Tier-1 risk-based capital ratio	8.60%		8.65%		8.57%		8.61%		8.79%
Leverage ratio	7.37%		7.44%		7.28%		7.18%		7.16%

(1)	Tangible book value is total capital less goodwill and other intangibles divided by outstanding shares at end of period.
(2)	Period end closing stock price divided by annualized quarterly earnings for the quarter then ended.
(3)	Capital ratios for the most recent period presented in the press release are based on preliminary data.
Note: All previously reported data has been restated to reflect the adoption of SFAS No. 123(R), “Share Based Payment”

Key Financial Data
Unaudited
(dollars in thousands)

	3Q06	2Q06	1Q06	4Q05	3Q05
Summary Income Statement
Interest Income
Interest and fees on loans	$60,361	$55,127	$48,910	$45,244	$39,580
Interest on investment securities	6,320	7,734	8,302	8,585	9,093
Interest on short-term investments	116	199	87	207	166
Total Interest Income	66,797	63,060	57,299	54,036	48,839

Interest Expense	36,757	33,198	29,524	26,319	22,575

Net Interest Income	30,040	29,862	27,775	27,717	26,264
Provision for loan losses	1,494	2,382	2,253	1,690	2,046
Net Interest Income after Provision for Loan Losses	28,546	27,480	25,522	26,027	24,218

Non Interest Income
Wealth management income	3,477	3,603	3,160	2,771	2,627
Mortgage banking income	804	1,005	724	784	1,284
Other income	1,351	2,616	1,138	1,361	1,165
Net securities (losses) gains	1,212	(1,007)	(578)	(192)	(249)
Gains (losses) on interest rate swap	(904)	413	555	252	644
Total Non Interest Income	5,940	6,630	4,999	4,976	5,471

Non Interest Expense
Salaries and benefits	10,864	10,325	10,536	10,677	10,011
Occupancy expense	2,639	2,214	2,169	2,012	1,963
Professional fees	1,866	1,955	1,016	1,284	1,272
Wealth management fees	774	799	406	326	308
Marketing	1,159	1,083	913	1,140	1,150
Data processing	788	764	766	820	803
Insurance	349	323	310	287	275
Amortization of intangibles	152	153	154	156	156
Other operating expenses	1,420	1,318	1,288	2,132	1,221
Total Non Interest Expense	20,011	18,934	17,558	18,834	17,159

Minority interest expense	85	86	77	76	82
Income Before Income Taxes	14,390	15,090	12,886	12,093	12,448
Income tax expense	4,596	5,077	3,899	3,851	4,542
Net income	$9,794	$10,013	$8,987	$8,242	$7,906

Note 1: Certain reclassifications have been made to prior period statements to place them on a basis comparable with the current period financial statements.
Note 2: All previously reported data has been restated to reflect the adoption of SFAS No. 123(R), “Share Based Payment”

Key Financial Data
Unaudited
(dollars in thousands)

	3Q06	2Q06	1Q06	4Q05	3Q05
Credit Quality
Key Ratios
Net charge-offs (recoveries) to average loans	0.04%	0.05%	0.02%	0.03%	-0.12%
Total non-performing loans to total loans	0.06%	0.10%	0.15%	0.04%	0.05%
Total non-performing assets to total assets	0.06%	0.09%	0.12%	0.04%	0.04%
Nonaccrual loans to:
total loans	0.02%	0.06%	0.12%	0.03%	0.02%
total assets	0.02%	0.05%	0.09%	0.02%	0.01%
Allowance for loan losses to:
total loans	1.11%	1.13%	1.13%	1.13%	1.15%
non-performing loans	1490%	1051%	693%	2201%	1954%
nonaccrual loans	5897%	1946%	976%	4434%	5908%

Non-performing assets:
Loans delinquent over 90 days	$1,260	$1,262	$1,080	$280	$744
Nonaccrual loans	588	1,721	3,228	663	472
OREO	480	203	235	393	211
Total non-performing assets	$2,328	$3,186	$4,543	$1,336	$1,427

Net loan charge-offs (recoveries):
Loans charged off	$308	$466	$165	$188	$19
(Recoveries)	(17)	(77)	(21)	(2)	(705)
Net charge-offs (recoveries)	$291	$389	$144	$186	($686)

Provision for loan losses	$1,494	$2,382	$2,253	$1,690	$2,046

Allowance for Loan Losses Summary
Balance at beginning of period	$33,490	$31,497	$29,388	$27,884	$25,152
Provision	1,494	2,382	2,253	1,690	2,046
Net charge-offs (recoveries)	291	389	144	186	(686)
Balance at end of period	$34,693	$33,490	$31,497	$29,388	$27,884

Net loan charge-offs (recoveries):
Commercial real estate	-	$250	-	-	-
Residential real estate	-	-	-	-	-
Commercial	$298	$180	$121	-	($115)
Personal	($7)	($41)	$23	$186	($571)
Home equity	-	-	-	-	-
Construction	-	-	-	-	-
Total net loan charge-offs (recoveries)	$291	$389	$144	$186	($686)

Balance Sheets
(dollars in thousands)

	unaudited	unaudited	unaudited	audited	unaudited
	09/30/06	06/30/06	03/31/06	12/31/05	09/30/05
Assets
Cash and due from banks	$91,026	$46,625	$42,827	$47,736	$43,246
Short-term investments	33,565	1,496	9,613	14,133	11,179
Investment securities: available-for-sale	458,869	499,801	682,355	695,151	720,055
Loans held for sale	7,719	6,443	9,747	5,269	9,104
Loans	3,136,634	2,956,026	2,786,075	2,608,067	2,421,725
Less: Allowance for loan losses	(34,693)	(33,490)	(31,497)	(29,388)	(27,884)
Net loans	3,101,941	2,922,536	2,754,578	2,578,679	2,393,841
Premises and equipment, net	19,825	17,902	15,146	11,754	9,798
Goodwill	63,176	63,176	63,176	63,176	63,160
Other assets	100,771	93,587	93,775	81,410	78,313
Total Assets	$3,876,892	$3,651,566	$3,671,217	$3,497,308	$3,328,696

Liabilities and Stockholders' Equity
Non-interest bearing deposits	$280,478	$273,003	$240,961	$252,625	$261,808
Interest bearing demand deposits	115,531	127,445	142,734	132,787	121,696
Savings and money market deposits	1,327,932	1,277,067	1,243,501	1,272,353	1,108,299
Time deposits	1,514,881	1,448,259	1,312,306	1,165,617	1,080,431
Total deposits	3,238,822	3,125,774	2,939,502	2,823,382	2,572,234
Funds borrowed	235,858	133,163	351,523	296,980	417,664
Long-term debt - Trust Preferred Securities	98,000	98,000	98,000	98,000	78,000
Other liabilities	36,016	40,860	36,361	40,317	29,995
Total liabilities	3,608,696	3,397,797	3,425,386	3,258,679	3,097,893
Stockholders' equity	268,196	253,769	245,831	238,629	230,803
Total Liabilities and Stockholders' Equity	$3,876,892	$3,651,566	$3,671,217	$3,497,308	$3,328,696

Average Quarterly Balance Sheets
(unaudited, dollars in thousands)

	09/30/06	06/30/06	03/31/06	12/31/05	09/30/05
Assets
Cash and due from banks	$43,029	$37,582	$35,208	$36,703	$34,513
Short-term investments	7,101	15,646	7,317	17,522	18,234
Investment securities: available-for-sale	494,626	579,223	696,323	702,351	749,461
Loans held for sale	6,875	7,375	7,655	7,541	9,644
Loans	3,037,863	2,869,754	2,660,074	2,499,060	2,305,517
Less: Allowance for loan losses	(34,335)	(32,517)	(30,018)	(28,475)	(26,271)
Net loans	3,003,528	2,837,237	2,630,056	2,470,585	2,279,246
Premises and equipment, net	19,137	17,148	14,417	10,649	9,248
Goodwill	63,176	63,176	63,176	63,161	62,983
Other assets	89,168	85,581	88,125	82,430	77,467
Total Assets	$3,726,640	$3,642,968	$3,542,277	$3,390,942	$3,240,796

Liabilities and Stockholders' Equity
Non-interest bearing deposits	$271,287	$264,798	$240,119	$256,782	$238,632
Interest bearing demand deposits	122,321	128,854	123,524	127,769	119,060
Savings and money market deposits	1,315,230	1,273,639	1,240,914	1,191,130	1,120,336
Time deposits	1,435,345	1,389,356	1,230,534	1,096,528	957,640
Total deposits	3,144,183	3,056,647	2,835,091	2,672,209	2,435,668
Funds borrowed	180,608	206,098	326,862	363,540	468,681
Long-term debt - Trust Preferred Securities	98,000	98,000	98,000	89,304	78,000
Other liabilities	49,034	38,033	42,728	39,314	34,645
Total liabilities	3,471,825	3,398,778	3,302,681	3,164,367	3,016,994
Stockholders' equity	254,815	244,190	239,596	226,575	223,802
Total Liabilities and Stockholders' Equity	$3,726,640	$3,642,968	$3,542,277	$3,390,942	$3,240,796

Average Year-To-Date Balance Sheets
(unaudited, dollars in thousands)

	09/30/06	06/30/06	03/31/06	12/31/05	09/30/05
Assets
Cash and due from banks	$38,598	$36,348	$35,208	$33,043	$31,856
Short-term investments	6,593	11,505	7,317	14,730	10,824
Investment securities: available-for-sale	589,318	637,450	696,323	743,162	756,915
Loans held for sale	7,368	7,520	7,655	7,875	8,431
Loans	2,857,212	2,765,489	2,660,075	2,077,000	1,934,324
Less: Allowance for loan losses	(32,305)	(31,274)	(30,018)	(23,725)	(22,124)
Net loans	2,824,907	2,734,215	2,630,057	2,053,275	1,912,200
Premises and equipment, net	17,190	15,790	14,417	8,538	7,827
Goodwill	63,176	63,176	63,176	43,262	36,556
Other assets	83,975	81,747	88,124	71,616	66,971
Total Assets	$3,631,125	$3,587,751	$3,542,277	$2,975,501	$2,831,580

Liabilities and Stockholders' Equity
Non-interest bearing deposits	$259,094	$252,529	$240,119	$214,826	$200,704
Interest bearing demand deposits	124,895	126,204	123,524	114,743	110,353
Savings and money market deposits	1,276,866	1,257,367	1,240,914	1,067,763	1,026,205
Time deposits	1,352,495	1,310,384	1,230,534	887,716	817,344
Total deposits	3,013,350	2,946,484	2,835,091	2,285,048	2,154,606
Funds borrowed	237,247	266,123	326,862	386,184	390,920
Long-term debt - Trust Preferred Securities	98,000	98,000	98,000	53,633	41,743
Other liabilities	40,741	36,410	42,728	34,833	32,348
Total liabilities	3,389,338	3,347,017	3,302,681	2,759,698	2,619,617
Stockholders' equity	241,787	240,734	239,596	215,803	211,963
Total Liabilities and Stockholders' Equity	$3,631,125	$3,587,751	$3,542,277	$2,975,501	$2,831,580